UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 29, 2023

AVADEL PHARMACEUTICALS PLC

(Exact Name of Registrant as Specified in its Charter)

Ireland	001-37977	98-1341933
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10 Earlsfort Terrace Dublin 2, Ireland, D02 T380	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 1 901 5201

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares* Ordinary Shares, nominal value $0.01 per share**	AVDL N/A	The Nasdaq Global Market

*American Depositary Shares may be evidenced by American Depositary Receipts. Each American Depositary Share represents one (1) Ordinary Share.

** Not for trading, but only in connection with the listing of American Depositary Shares on The Nasdaq Global Market.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

March 29, 2023, Avadel Pharmaceuticals plc (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to disclose that (i) the Company and Avadel Finance Cayman Limited, a Cayman Islands exempted company (the “Issuer”) had entered into separate, privately negotiated exchange agreements (the “Exchange Agreements”) with certain holders of its outstanding 4.50% exchangeable senior notes due October 2, 2023 and issued on April 4, 2022 (the “2023 Notes”) pursuant to which the Issuer will exchange approximately $96.2 million in aggregate principal amount of the 2023 Notes for an aggregate principal amount of new 6.00% exchangeable senior notes due April 1, 2027 (the “2027 Notes”) that will be determined pursuant to the terms of the Exchange Agreements (the “Exchange Transactions”) as described in greater detail in the Original 8-K and (ii) that Avadel CNS Pharmaceuticals, LLC, an indirect wholly-owned subsidiary of the Company (“Avadel CNS”), the Company, and each guarantor party thereto, and RTW Royalty II DAC (“RTW”) entered into a Purchase and Sale Agreement (the “Royalty Purchase Agreement”), pursuant to which Avadel CNS sold to RTW the right to receive certain royalty payments from Avadel CNS for a purchase price of up to $75.0 million in cash.

The purpose of this Amendment No. 1 is solely to file the Royalty Purchase Agreement as Exhibit 10.2 in a hyperlinked and text-searchable format.

Item 1.01	Entry into a Material Definitive Agreement

Exchange Agreement

On March 29, 2023, Avadel Finance Cayman Limited, a Cayman Islands exempted company (the “Issuer”) and an indirect wholly-owned subsidiary of Avadel Pharmaceuticals plc (the “Company”), and the Company entered into separate, privately negotiated exchange agreements (the “Exchange Agreements”) with certain holders of its outstanding 4.50% exchangeable senior notes due October 2, 2023 and issued on April 4, 2022 (the “2023 Notes”) pursuant to which the Issuer will exchange approximately $96.2 million in aggregate principal amount of the 2023 Notes for an aggregate principal amount of new 6.00% exchangeable senior notes due April 1, 2027 (the “2027 Notes”) that will be determined pursuant to the terms of the Exchange Agreements (the “Exchange Transactions”), in each case, pursuant to the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”). Following the closing of the Exchange Transactions, approximately $21.2 million in aggregate principal amount of the 2023 Notes will remain outstanding with terms unchanged. The Exchange Transactions are expected to close, subject to customary closing conditions, on or after April 3, 2023.

The foregoing description of the Exchange Agreements is only a summary and is qualified in its entirety by reference to the full text of the form of Exchange Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference in Item 1.01 and Item 3.02.

The 2027 Notes will be issued pursuant to an Indenture (the “2027 Indenture”), to be entered into by the Issuer, the Company and The Bank of New York Mellon, as trustee (the “Trustee”). The 2027 Notes will be senior unsecured obligations of the Issuer and will be guaranteed by the Company. The 2027 Notes will bear interest at a rate of 6.00% per annum from, and including, the closing date of the Exchange Transactions, payable semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2023. In certain circumstances, the Issuer and the Company may be required to pay additional amounts as a result of any applicable tax withholding or deductions required in respect of payments on the 2027 Notes. The 2027 Notes will mature on April 1, 2027, unless earlier exchanged, repurchased or redeemed by the Issuer or exchanged by the holders.

At any time prior to 5:00 p.m. (New York City time) on the business day immediately preceding the maturity date, the 2027 Notes will be exchangeable at the election of holders at an initial exchange rate (the “Exchange Rate”) equal to $1,000 divided by (i) if the Company enters into an underwriting agreement (the “Underwriting Agreement”) in respect of a firm commitment underwritten public offering that is broadly distributed in the reasonable judgment of the Company acting in good faith of at least $40,000,000 of equity of the Company within five business days of the execution of the Exchange Agreements (the “Public Offering”), (x) the product of 1.25 and the public offering price per ADS in such Public Offering (the “ADS Public Offering Price”) to the extent the Public Offering is marketed during market hours after a public announcement of launch or (y) the product of 1.15 and the ADS Public Offering Price if the Public Offering is conducted as an “overnight” transaction, (ii) if the Company prices an offering of at least $40,000,000 of equity of the Company that is not a Public Offering within five business days of the execution of the Exchange Agreements, the product of 1.10 and the lowest of (x) the per share purchase price of the ADS, if any, in such offering, (y) the simple average of the VWAPs for the ADS for each trading day during the five consecutive trading days ending immediately prior to the pricing of such equity offering and (z) the simple average of the VWAPs for the ADS for each trading day during the five consecutive trading days beginning on the first trading day following the pricing of such equity offering, or (iii) if the Company has not entered into the Underwriting Agreement, purchase agreement or similar agreement in respect of an equity offering described in either (i) or (ii) within five business days of the execution of the Exchange Agreements, the product of 1.10 and the simple average of the VWAPs for the ADS for each trading day during the five consecutive trading days beginning on the first trading day following the earlier of Avadel's public announcement that the Public Offering did not price or notification to the counterparties to the Exchange Agreements that no such equity offering shall take place, with such quotient rounded down to the nearest 1/10,000th and subject to adjustment in accordance with the provisions of the Indenture, ADS per $1,000 principal amount of the 2027 Notes (so long as the principal amount of such holder's 2027 Notes not exchanged is at least $200,000). If the Exchange Rate is determined pursuant to clause (iii), the Exchange Rate will be reset in connection with the maturity or earlier repurchase, redemption or exchange of the remaining 2023 Notes in certain circumstances; provided that the 2027 Indenture will include a limit on the issuance of ADSs, to the extent necessary for compliance with rules of The Nasdaq Global Market, above which the Issuer would be required to settle exchanges with cash. Upon exchange, the 2027 Notes may be settled in cash, ADSs, or a combination of cash and ADSs, at the Issuer's election.

The Issuer may cause the then outstanding principal amount of the 2027 Notes to be exchanged, in whole but not in part, at its option (the “Mandatory Exchange”), prior to the close of business on January 15, 2027, if the last reported sale price of the ADSs has been at least 130% of the quotient of $1,000 and the Exchange Rate then in effect on (x) each of at least 20 trading days (whether or not consecutive) during the 30 consecutive trading days ending on, and including, the trading day immediately before the date that the Issuer provides notice of the Mandatory Exchange in accordance with the 2027 Indenture (the “Mandatory Exchange Notice Date”); and (y) the trading day immediately before such Mandatory Exchange Notice Date, at the then prevailing Exchange Rate, subject to adjustment described below. The Issuer may settle Mandatory Exchanges in cash, ADSs, or a combination of cash and ADSs, at the Issuer’s election. Accrued and unpaid interest, if any, on 2027 Notes subject to Mandatory Exchange to but excluding, the exchange date in respect of the Mandatory Exchange shall be paid by the Issuer to holders of the 2027 Notes in cash concurrently with the delivery of the other exchange consideration.

The Exchange Rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. Following a “Make-Whole Fundamental Change” (as will be defined in the 2027 Indenture) or upon the Issuer’s issuance of a notice of redemption, the Issuer will increase the Exchange Rate for a holder who elects to exchange its 2027 Notes in connection with such “make-whole fundamental change” or during the related redemption period in certain circumstances. In addition, the Issuer will increase the Exchange Rate for a holder who elects to exchange its 2027 Notes prior to January 15, 2027 or whose 2027 Notes are subject to a Mandatory Exchange in certain circumstances.

The Issuer may redeem for cash all of the 2027 Notes in connection with certain tax-related events at a redemption price equal to 100% of the principal amount of the 2027 Notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date, but may not otherwise redeem the 2027 Notes. No sinking fund is provided for the 2027 Notes, which means that the Company is not required to redeem or retire the 2027 Notes periodically.

The 2027 Indenture will include covenants that, subject to carveouts and exceptions, limit the ability of (1) the Company and the Issuer to incur secured debt, (2) the Company’s subsidiaries (other than the Issuer) to incur unsecured debt, (3) the Company and its subsidiaries (including the Issuer) to pay dividends and redeem equity and (4) the Company and its subsidiaries (including the Issuer) to transfer capital stock of any subsidiary (other than the Issuer) that does not guarantee the 2027 Notes. Until such time that the Company achieves $25.0 million in quarterly revenue from commercial sales in the United States of LUMRYZTM, the 2027 Indenture will also require that the Company and its subsidiaries (including the Issuer) maintain, on a consolidated basis, a minimum cash and cash equivalents balance of at least $35.0 million, which will be reduced to $20.0 million after the first commercial sale of LUMRYZ in the United Sates after receipt of final approval of the Company’s new drug application for LUMRYZTM by the U.S. Food and Drug Administration (the “FDA”) in the United States. In addition, in certain circumstances the Issuer will be required to make an offer to purchase the 2027 Notes with cash equal to 50% of the net proceeds generated from licensing agreements, if any, with respect to research, the development or the commercialization of LUMRYZTM outside of the United States for a purchase price equal to 100% of the principal amount repurchased plus accrued and unpaid interest. The 2027 Indenture will also include certain other customary covenants and events of default.

The foregoing descriptions of the 2027 Notes and the 2027 Indenture do not purport to be complete and are qualified in their entirety by reference to the 2027 Indenture (which includes the form of the 2027 Note). A copy of the draft form of 2027 Indenture (which will include the form of the 2027 Note) is included as Exhibit C to the form of Exchange Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The final 2027 Indenture is expected to be attached as an exhibit to a Current Report on Form 8-K to be filed by the Company following the closing of the Exchange Transactions.

The Company offered the 2027 Notes to certain holders of the 2023 Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The offer and sale of the 2027 Notes to certain holders of the 2023 Notes did not involve a public offering, the solicitation of offers for the 2027 Notes was not done by any form of general solicitation or general advertising, and offers for the 2027 Notes were only solicited from persons believed to be “qualified institutional buyers” within the meaning of Rule 144A promulgated under the Securities Act. The 2027 Notes and any ADSs that may be issued upon exchange of the 2027 Notes will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from registration requirements.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Royalty Purchase

On March 29, 2023, Avadel CNS Pharmaceuticals, LLC, an indirect wholly-owned subsidiary of the Company (“Avadel CNS”), the Company and each guarantor party thereto, and RTW Royalty II DAC (“RTW”) entered into a Purchase and Sale Agreement (the “Royalty Purchase Agreement”) pursuant to which Avadel CNS sold to RTW the right to receive certain royalty payments from Avadel CNS (up to a 2.5x return on RTW’s investment) for a purchase price of up to $75.0 million in cash. RTW will pay Avadel CNS (a) $30.0 million upon (i) amendment of the Company’s existing convertible notes, (ii) receipt of FDA approval of LUMRYZ, (iii) the first shipment of LUMRYZ (“Tranche 1 Payment”), and (iv) other customary closing conditions and (b) $45.0 million, at Avadel CNS’s election, if the Company’s quarterly net revenue equals or exceeds $25.0 million for any single quarter through and including the second quarter of 2024 (“Tranche 2 Payment”), subject to customary closing conditions. If Avadel CNS elects not to receive the Tranche 2 Payment on or prior to August 31, 2024, the option to receive the tranche will expire.

Under the Royalty Purchase Agreement, RTW is entitled to receive royalties at a rate of 3.75% on net sales of LUMRYZ if the Tranche 1 Payment is made or 7.50% if both the Tranche 1 Payment and Tranche 2 Payment are made.

Under the Royalty Purchase Agreement, Avadel CNS has agreed to specified affirmative and negative covenants, including without limitation covenants regarding periodic reporting of information by Avadel CNS to RTW, audit and inspection covenants, and certain restrictions on the ability of Avadel CNS or any of its subsidiaries to incur indebtedness (which restrictions are eliminated after the achievement by RTW of a specified return on its investment). The Royalty Purchase Agreement also contains representations and warranties, other covenants, indemnification obligations, and other provisions customary for transactions of this nature.

The foregoing description of the Royalty Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Royalty Purchase Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Exhibits

(d) Exhibits

10.1**	Form of Exchange Agreement between the Issuer, the Company and certain holders of the 2023 Notes.

10.2	Purchase and Sale Agreement, dated March 29, 2023, between Avadel CNS Pharmaceuticals, LLC, the Company, Flamel Ireland Ltd., and RTW Royalty II DAC*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain identified information has been excluded from this exhibit because it is not material and is the type of information that the Company customarily and actually treats as private and confidential. Certain exhibits and schedules to this exhibit have been omitted pursuant to Item 601 of Regulation S-K. The registrant will furnish copies of any of the exhibits and schedules to the Securities and Exchange Commission upon request.

** Previously filed as an exhibit to the Original 8-K.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements concerning the Company’s expectations, anticipations, intentions, beliefs or strategies regarding the proposed Exchange Transactions, the principal amount of the 2023 Notes subject to the exchange, the closing date for the Exchange Transactions, the resulting allocation of principal between the 2023 Notes and 2027 Notes the Royalty Purchase Agreement. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. Among the factors that could cause actual results to differ materially from those described or projected herein are the following: financial market conditions and global economic uncertainty. A further list and description of these risks, uncertainties and other risks associated with an investment in the Company can be found in Company’s filings with the U.S. Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2023	AVADEL PHARMACEUTICALS PLC

	By:	/s/ Jerad G. Seurer
	Name:	Jerad G. Seurer
	Title:	General Counsel & Corporate Secretary